______________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2008

GEORESOURCES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-8041	84-0505444

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Cypress Station Drive, Suite 220
Houston, Texas 77090
(Address of principal executive offices) (Zip Code)

(281) 537-9920
Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________________________________

SECTION 7– REGULATION FD

ITEM 7.01 REGULATION FD DISCLOSURE.

On February 15, 2008, Geo Resources, Inc. issued a press release announcing an increase in its current capital expenditure budget for 2008-2009. A copy of the press release is furnished with this report as Exhibit 99.9, and is incorporated herein by reference.

The information in this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

99.9	GeoResources, Inc. Press Release dated February 15, 2008

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORESOURCES, INC

By:	/s/ Frank A. Lodzinski Frank A. Lodzinski, President

Date: February 19, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.9	GeoResources, Inc. Press Release dated February 15, 2008

EXHIBIT 99.9

Contact:  Cathy Kruse
Telephone: 701-572-2020 ext 113
cathyk@geoi.net
    FOR IMMEDIATE RELEASE

GeoResources, Inc. Increases 2008-2009 Capital Budget

Houston, Texas, February 15, 2008 – GeoResources, Inc., (Nasdaq:GEOI), today announced its current capital expenditure budget for 2008-2009.  The Company believes the existing portfolio of properties have exploitation and exploration upside and recently increased its capital budget to $61.5 million, including expenditures associated with an affiliated institutional partnership, from the previously announced $40.0 million. Estimated expenditures are diversified and include a multitude of projects intended to increase production through field re-engineering, well recompletions and workovers and the development of proved and non-proved reserves through conventional and horizontal drilling and waterflood projects. Furthermore, the budget provides funding for exposure to new reserves through exploratory drilling of existing prospective acreage and expansion of seismic, acreage and prospect inventory.  The capital budget is as follows:

($ Millions)
Southern District:
Austin chalk drilling and development (1) (2)	$7.2
Other development drilling (2)	2.8
Water- flood expansion	1.3
Exploratory drilling (3)	7.8
Re-engineering (4)	3.2
Acreage, seismic and other (5)	3.5
Northern District:
Horizontal development drilling (2) (6)	11.8
Other development drilling	1.7
Water flood and associated drilling	9.7
Bakken Shale drilling (7)	9.0
Re-engineering (4)	1.0
Acreage, seismic and other (5)	2.5
Total (8)	$61.5

_______________
Notes:
(1)
Continuation of ongoing horizontal drilling and development program, with our affiliated institutional partnership. Includes our direct working interest and required capital contributions. The program includes ten scheduled wells in a one rig continuous drilling program with certain other recompletion and frac expenditures intended to further increase production in producing wells. The Company has a direct working interest, plus a direct and reversionary partnership interest.  The program may be expanded with continued positive results.

(2)	Includes both proved undeveloped and non-proved reserve potential.
(3)	Principally South Louisiana and Gulf Coast Texas.
(4)
Includes activities related to existing fields intended to enhance production and lower operating expenses. Such expenditures include flowlines, facilities, compression, down-hole lift methods, recompletions and side-track drilling. The Company currently has 70 such projects including multiple wells within ten fields budgeted for 2008.

(5)	Initial funds allocated for further expansion of acreage and prospect inventory.
(6)	Includes eight horizontal development wells within existing fields, where the Company has working interests ranging from 66% - 100%.
(7)
Includes ten wells where the Company’s working interest is 10.5% and one well with a 5.25% working interest. Also includes three wells where the Company’s working interest is less that 1% but where, in the opinion of management, such participation should provide valuable technical data related to the drilling operations and reservoir characteristics.  Also includes one Bakken Shale test in Montana where the Company holds a 50% working interest.

(8)
In summary, the Company’s current scheduled drilling activities include diversified opportunities intended to develop reserves and increase production.  The current budget includes: i) 29 wells which have assigned proved undeveloped reserves and the potential for the development of non-proved reserves, ii) ten wells which do not have proved reserves assigned but have the potential of developing a resource gas play in Colorado, iii) two potentially high impact exploratory wells at Quarantine Bay, Plaquemines Parish, Louisiana, iv) 15 Bakken Shale wells, and v) one well intended to test an emerging shale play in the Company’s Northern Region.

The Company believes the proposed expenditures and level of activity will have positive effects on production and estimated reserve quantities. The budget is subject to significant change as we further evaluate existing properties and alternative projects and continue to expand our acreage positions. This budget may be accelerated pending evaluation of cash flow and proceeds from possible divestitures, subject to industry considerations including drilling and service rig availability and adequate staffing to manage activities and control costs.  In addition, certain expenditures that are held by production may be deferred in favor of new opportunities.

Frank A. Lodzinski, Chief Executive Officer of GeoResources, said, “We have implemented our diversified drilling and development program and continue to expand our acreage and prospect inventory. Our actions are consistent with our business strategy which we have demonstrated in prior companies. Specifically, we first build a cash flow base and portfolio of drilling and development opportunities, then we focus on expanding our inventory. We have dedicated substantially all of our free cash flow to our budget. These projects could be accelerated and we may further expand our activities pending additional production and proceeds from divestitures. Our focus includes the Rockies, the Williston Basin, the Gulf Coast and South Texas, where there is the potential to add both high impact wells and long life economic reserves. We believe our diversified approach will allow the Company to continue to grow profitably.”

About GeoResources, Inc.
In April, 2007, the Company completed its mergers with Southern Bay Oil & Gas L.P. and Chandler Energy, LLC.  The management of Southern Bay and Chandler became the principal management of the combined entity.  Corporate headquarters are located in Houston, Texas.  The Company conducts its exploration, development and production operations through wholly owned subsidiaries.  Activities in the Southern Region are conducted through Southern Bay Energy, LLC, located in Houston, Texas and Northern Region operations are conducted through G3 Energy LLC, located in Denver, Colorado.  The Company also maintains a regional office in Williston, North Dakota.  For more information, visit our website at www.georesourcesinc.com.

Forward-Looking Statements
Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words.  All statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read the SEC reports of the Company, particularly its Form 10-KSB for the Fiscal Year Ended December 31, 2006, for meaningful cautionary language disclosure.